Contact:  LEEANN GEPHART, Chief Banking Officer

First Citizens Community Bank
15 S. Main Street
Mansfield, PA 16933
570-545-6005
570-662-8512 (fax)

Citizens Financial Services, Inc. Reports Unaudited Third Quarter 2026 Financial Results

MANSFIELD, PENNSYLVANIA— October 30, 2026 – Citizens Financial Services, Inc (Nasdaq: CZFS), parent company of First Citizens Community Bank (the “Bank”), released today its unaudited consolidated financial results for the three and nine months ended September 30, 2026.

Highlights

● Net income for the first nine months of 2026 was $32.5 million, which was $6.4 million, or 24.5% more than 2025’s net income through September 30, 2025 due to the increase in net interest income after the provision for credit losses of $8.1 million. The effective tax rate for the first nine months of 2026 was 17.9% compared to 19.2% in the comparable period in 2025.

● Net income was $11.9 million for the three months ended September 30, 2026, which was $1.9 million more than the net income for 2025’s comparable period due to an increase in net interest income after the provision for credit losses of $2.6 million. The effective tax rate for the three months ended September 30, 2026 was 18.0% compared to 19.4% in the comparable period in 2025.

● Net interest income before the provision for credit losses was $79.1 million for the nine months ended September 30, 2026, an increase of $7.3 million, or 10.1%, over the same period a year ago and was primarily due to an increase in loan and investment interest income due to organic growth.

● Net interest income before the provision for credit losses increased $2.1 million, or 8.4% to $27.3 million for the three months ended September 30, 2026 due to an increase in loan and investment interest income due to organic growth.

● The provision for credit losses for the nine months ended September 30, 2026 was $1,000,000. There was no provision for credit losses recorded for the three months ended September 30, 2026. This compares to a provision for credit losses of $500,000 and $1,875,000 for the three and nine months ended September 30, 2025, respectively. The provision for 2026 was driven by the updated loss driver analysis for 2026 offset by the economic impact of the Iran conflict and the increase in non-accrual commercial real estate loans.

● Return on average equity for the three and nine months (annualized) ended September 30, 2026 was 13.39% and 12.36% compared to 12.52% and 11.15% for the three and nine months (annualized) ended September 30, 2025.

● Return on average tangible equity for the three and nine months (annualized) ended September 30, 2026 was 17.77% and 16.50% compared to 17.29% and 15.56% for the three and nine months (annualized) ended September 30, 2025 (non-GAAP). (1)

● Return on average assets for the three and nine months (annualized) ended September 30, 2026 was 1.45% and 1.37% compared to 1.33% and 1.16% for the three and nine months (annualized) ended September 30, 2025.

● Loans grew $152.8 million, or 6.8% since September 30, 2025. Loan growth since December 31, 2025 was $116.4 million, or 6.8% on an annualized basis.

● Non-performing assets increased $22,355,000 since December 31, 2025 and totaled $51,544,000 as of September 30, 2026, which is $28,550,000 higher than the balance as of September 30, 2025. The increase from December 31, 2025 is primarily due to ten commercial real estate loan relationships and one construction real estate loan relationship, totaling approximately $21.4 million, being placed on non-accrual status during the first nine months of 2026 as a result of becoming more than 90 days past due. The Bank’s continued strategy for certain acquired loans is to either improve the credit metrics of the non-performing loans or sell the underlying collateral or have the customers refinance the loans with another institution. As a percent of loans, non-performing assets totaled 2.16%, 1.29% and 1.03% as of September 30, 2026, December 31, 2025 and September 30, 2025, respectively. While non-performing assets have increased significantly as of September 30, 2026 when compared to December 31, 2025 and September 30, 2025, specific reserves for these assets have remained relatively stable at $2,149,000, $1,913,000 and $1,516,000 at September 30, 2026, December 31, 2025 and September 30, 2025, respectively.

Nine Months Ended September 30, 2026 Compared to 2025

● For the nine months ended September 30, 2026, net income totaled $32,484,000 which compares to net income of $26,089,000 for the first nine months of 2025, an increase of $6,395,000. Basic earnings per share of $6.77 for the first nine months of 2026 compared to $5.44 for the first nine months last year.  Annualized return on equity for the nine months ended September 30, 2026 and 2025 was 12.36% and 11.15%, while annualized return on assets was 1.37% and 1.16%, respectively. The increase in performance when comparing 2026 to 2025 was due to an increase in the net interest margin from 3.44% to 3.66% and a decrease in the provision for credit losses.

● Net interest income before the provision for credit losses for the nine months ended September 30, 2026 totaled $79,064,000 compared to $71,790,000 for the nine months ended September 30, 2025, resulting in an increase of $7,274,000, or 10.1%.  Average interest earning assets increased $117.2 million for the nine months ended September 30, 2026 compared to the same period last year, primarily due to an increase in average loans. Average loans, which includes loans held for sale-student loans, increased $99.6 million while average investment securities increased $20.0 million. The yield on interest earning assets increased 4 basis points to 5.67%, while the cost of interest-bearing liabilities decreased 24 basis points to 2.48%. As a result, the tax effected net interest margin increased from 3.44% for the nine months ended September 30, 2025 to 3.66% for the nine months ended September 30, 2026.

● The provision for credit losses for the nine months ended September 30, 2026 was $1,000,000 compared to $1,875,000 for the nine months ended September 30, 2025, a decrease of $875,000. The provision for credit losses associated with loans for the nine months ended September 30, 2026 and 2025 was $1,088,000 and $1,485,000, respectively, while the provision for off-balance sheet items was ($88,000) and $390,000 for the nine months ended September 30, 2026 and 2025, respectively.   The provision for 2026 was due to the annual update of loss drivers, which includes historical loss data, as well as prepayment and curtailment speeds, the economic impact of the conflict with Iran is having on diesel and fertilizer prices, and the increase in non-accrual loans. The provision for 2025 was due to an increase in past due loans and the annual update of loss drivers, which includes historical loss data, as well as prepayment and curtailment speeds.

● Total non-interest income was $12,012,000 for the nine months ended September 30, 2026, which is $1,066,000 more than the non-interest income of $10,946,000 for the same period last year. The primary driver of the increase was an increase in earnings on bank owned life insurance (BOLI) of $958,000, as the result of purchasing $22,000,000 of additional insurance in the first quarter of 2026.

● Total non-interest expenses for the nine months ended September 30, 2026 totaled $50,492,000 compared to $48,559,000 for the same period last year, which is an increase of $1,933,000. Salary and benefit costs increased $992,000 due to merit increases and an increase in full-time equivalent employees (FTEs) of 11.9 employees.  Other real estate owned expenses increased due to legal fees and real estate taxes associated with the increase in non-performing loans and other real estate owned.

● The provision for income taxes increased $887,000 when comparing the nine months ended September 30, 2026 to the same period in 2025 as a result of an increase in income before income taxes of $7,282,000. The effective tax rate was 17.9% and 19.2% for the nine months ended September 30, 2026 and 2025, respectively, with the decrease in the effective tax rate being due to the increase in non-taxable investment income and BOLI income.

Three Months Ended September 30, 2026 Compared to 2025

● For the three months ended September 30, 2026, net income totaled $11,921,000 which compares to net income of $10,005,000 for the comparable period of 2025, an increase of $1,916,000 or 19.2%.  Basic earnings per share of $2.48 for the three months ended September 30, 2026 compares to $2.09 for the 2025 comparable period. Annualized return on equity for the three months ended September 30, 2026 and 2025 was 13.39% and 12.52%, while annualized return on assets was 1.45% and 1.33%, respectively.

● Net interest income before the provision for credit losses for the three months ended September 30, 2026 totaled $27,257,000 compared to $25,140,000 for the three months ended September 30, 2025, resulting in an increase of $2,117,000, or 8.4%. Average interest earning assets increased $261.4 million for the three months ended September 30, 2026 compared to the same period last year, primarily due to increases in the average balance of outstanding commercial loans. Average loans increased $210.6 million, while average investment securities increased $52.5 million. The tax effected net interest margin for the three months ended September 30, 2026 was 3.60% for the three month periods ended September 30, 2026 and 2025. The yield on interest earning assets decreased five basis points to 5.69%, while the cost of interest-bearing liabilities decreased 10 basis points to 2.57%.

● There was no provision for credit losses recorded in the third quarter of 2026, the provision related to loans was $366,000, while ($366,000) related to off-balance sheet items,  was due to the annual update of loss drivers, which includes historical loss data, as well as prepayment and curtailment speeds and the impact of the conflict with Iran. The provision for credit losses of $500,000 for the third quarter of 2025 was driven by the change in economic factors during the quarter.

● Total non-interest income was $4,308,000 for the three months ended September 30, 2026, $454,000 more than the comparable period last year.  The primary driver of the increase was an increase in BOLI earnings of $302,000 and an increase in gains on equity securities of $224,000.

● Total non-interest expenses for the three months ended September 30, 2026 totaled $17,024,000 compared to $16,084,000 for the same period last year, which is an increase of $940,000, or 5.8%. Salary and employee benefits increased due to merit increases, an increase in FTEs of 13.7 employees and incentive compensation expenses. Other real estate owned expenses increased due to legal fees and real estate taxes associated with the increase in non-performing loans and other real estate owned. The decrease in other expenses is due to the recovery of fraud losses on customer line of credit accounts.

● The provision for income taxes increased $215,000 when comparing the three months ended September 30, 2026 to the same period in 2025. This increase was attributable to an increase in income before provision for income taxes of $2,131,000.  The effective tax rate was 18.0% and 19.4% for the three months ended September 30, 2026 and 2025, respectively, with the decrease in the effective tax rate being due to the increase in non-taxable investment income and BOLI income.

Balance Sheet and Other Information:

● At September 30, 2026, total assets were $3.41 billion compared to $3.06 billion at December 31, 2025 and $3.06 billion at September 30, 2025. The loan to deposit ratio as of September 30, 2026 was 95.15% compared to 95.55% as of December 31, 2025 and 92.71% as of September 30, 2025.

● Available for sale securities of $477.6 million at September 30, 2026 increased $32.8 million from December 31, 2025 and $26.2 million from September 30, 2025. The yield on the investment portfolio increased from 2.98% for the nine months ended September 30, 2025 to 3.59% for the nine months ended September 30, 2026 on a tax equivalent basis due to securities purchased during a higher market interest rate environment and lower yielding securities maturing. Investment activity for 2026 has focused on increasing the investment portfolio yield during periods of higher market interest rates, which has resulted in additional purchases during 2026.

● Loans held for sale – Student loans increased $165.9 million to $245.3 million as of September 30, 2026 due to an increase in activity and seasonal activity for the first semester of college that occurs in the third quarter.

● Net loans totaled $2.36 billion at September 30, 2026 and $2.25 billion at December 31, 2025, an increase of $115.4 million. As of September 30, 2025, net loans totaled $2.21 billion. The increase in net loans since December 31, 2025 and September 30, 2025 was due to increases in commercial real estate loans and agricultural real estate loans.

● The allowance for credit losses - loans totaled $23,786,000 at September 30, 2026 which is an  increase of $980,000 from December 31, 2025 and is due to loan growth, the conflict with Iran and an increase in specific reserves on non-performing loans. The provision for credit losses on loans was $1,088,000 for the first nine months of 2026. Loan recoveries and charge-offs were $192,000 and $300,000, respectively, for the nine months ended September 30, 2026. The allowance for credit losses as a percent of total loans was 1.00% as of September 30, 2026 and December 31, 2025. While non-performing loans increased $20.3 million or 75.5%, commercial loans are individually evaluated to determine whether a specific reserve is necessary or not. Specific reserves associated with commercial loans totaled $1,628,000 and $1,039,000 as of September 30, 2026 and December 31, 2025, respectively.

● Deposits increased $132.4 million from December 31, 2025, to $2.51 billion at September 30, 2026. Competitive pressure for deposits remains high. Brokered CD’s have decreased $20.0 million since December 31, 2025.

● Borrowed funds totaled $512.5 million as of September 30, 2026, a $203.0 million increase from December 31, 2025 to fund student loans held for sale and investment growth since year-end.

● Stockholders’ equity totaled $351.3 million at September 30, 2026, compared to $338.1 million at December 31, 2025, an increase of $13.2 million. Excluding accumulated other comprehensive loss (AOCL), stockholders’ equity increased $25.4 million and totaled $375.8 million at September 30, 2026 (non-GAAP). The increase in stockholders’ equity was attributable to net income for the nine months ended September 30, 2026 totaling $32.5 million, offset by cash dividends for the nine months ended September 30, 2026 totaling $7.3 million. As a result of decreases in market interest rates impacting the fair value of investment securities and swaps, AOCL increased $12.1 million from December 31, 2025.

Dividend Declared

On September 1, 2026, the Board of Directors declared a cash dividend of $0.51 per share, which was paid on September 25, 2026 to shareholders of record at the close of business on September 11, 2026. This quarterly cash dividend is an increase of 2.0% over the quarterly cash dividend of $0.50 per share declared one year ago.

Citizens Financial Services, Inc. has nearly 1,775 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)                        See reconciliation of GAAP and non-GAAP measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data
	As of or For The		As of or For The
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Income and Performance Ratios
Net Income	$11,921	$10,005	$32,484	$26,089
Return on average assets (annualized)	1.45%	1.33%	1.37%	1.16%
Return on average equity (annualized)	13.39%	12.52%	12.36%	11.15%
Return on average tangible equity (annualized) (a)	17.77%	17.29%	16.50%	15.56%
Net interest margin (tax equivalent) (a)	3.60%	3.60%	3.66%	3.44%
Earnings per share - basic (b)	$2.48	$2.09	$6.77	$5.44
Earnings per share - diluted (b)	$2.48	$2.09	$6.77	$5.44
Cash dividends paid per share (b)	$0.510	$0.500	$1.520	$1.480
Number of shares used in computation - basic (b)	4,800,757	4,796,946	4,798,879	4,797,335
Number of shares used in computation - diluted (b)	4,802,407	4,798,051	4,801,314	4,799,466

Asset quality
Allowance for credit losses - loans	$23,786	$22,454
Non-performing assets	$51,544	$22,994
Allowance for credit losses - loans to total loans	1.00%	0.99%
Non-performing assets to total loans	2.16%	1.03%
Annualized net charge-offs to total loans	0.02%	0.00%	0.00%	0.05%

Equity
Book value per share (b)	$73.02	$68.16
Tangible book value per share (a) (b)	$54.82	$49.83
Market Value per share (last reported trade of month)	$78.61	$60.28
Common shares outstanding	4,810,685	4,807,314

Other
Average Full Time Equivalent Employees	395.2	381.5	391.5	379.6
Loan to Deposit Ratio	95.15%	92.71%
Trust assets under management	$203,432	$194,325
Brokerage assets under management	$354,363	$341,487

Balance Sheet Highlights	September 30,	December 31,	September 30,
	2026	2025	2025

Assets	$3,413,039	$3,064,564	$3,056,421
Investment securities	480,522	446,556	453,160
Loans held for sale	257,842	88,744	113,385
Loans (net of unearned income)	2,387,696	2,271,271	2,235,511
Allowance for credit losses - loans	23,786	22,806	22,454
Deposits	2,509,378	2,376,979	2,411,203
Stockholders' Equity	351,287	338,051	327,682

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release.
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30,	December 31,	September 30,
(in thousands, except share data)	2026	2025	2025
ASSETS:
Cash and due from banks:
Noninterest-bearing	$18,187	$23,933	$24,529
Interest-bearing	9,171	10,358	6,546
Total cash and cash equivalents	27,358	34,291	31,075

Interest bearing time deposits with other banks	3,076	3,820	3,820

Equity securities	2,951	1,815	1,803

Available-for-sale securities	477,571	444,741	451,357

Loans held for sale - Residential Mortgages	12,559	9,393	13,508
Loans held for sale - Student Loans	245,283	79,351	99,877

Loans (net of allowance for credit losses - loans: $23,786 at September 30, 2026;
$22,806 at December 31, 2025 and $22,454 at September 30, 2025)	2,363,910	2,248,465	2,213,057

Premises and equipment	20,569	20,998	21,508
Accrued interest receivable	13,183	10,698	11,412
Goodwill	85,758	85,758	85,758
Bank owned life insurance	75,130	51,501	51,132
Other intangibles	1,812	2,221	2,374
Fair value of derivative instruments - asset	8,259	6,927	7,487
Deferred tax asset	14,525	11,440	12,294
Other assets	61,095	53,145	49,959

TOTAL ASSETS	$3,413,039	$3,064,564	$3,056,421

LIABILITIES:
Deposits:
Noninterest-bearing	$509,898	$516,657	$522,168
Interest-bearing	1,999,480	1,860,322	1,889,035
Total deposits	2,509,378	2,376,979	2,411,203
Borrowed funds	512,489	309,448	279,589
Accrued interest payable	3,571	3,130	3,754
Fair value of derivative instruments - liability	5,493	4,100	4,332
Other liabilities	30,821	32,856	29,861
TOTAL LIABILITIES	3,061,752	2,726,513	2,728,739
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2026 or 2025	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at September 30, 2026, December 31, 2025 and
September 30, 2025: issued 5,264,708 at September 30, 2026 and 5,255,807 at
December 31, 2025 and 5,255,464 at September 30, 2025	5,265	5,256	5,255
Additional paid-in capital	148,511	147,965	147,971
Retained earnings	238,801	213,623	205,542
Accumulated other comprehensive loss	(24,524)	(12,377)	(14,650)
Treasury stock, at cost: 454,023 shares at September 30, 2026, 448,727 shares
at December 31, 2025 and 449,087 shares at September 30, 2025	(16,766)	(16,416)	(16,436)
TOTAL STOCKHOLDERS' EQUITY	351,287	338,051	327,682
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$3,413,039	$3,064,564	$3,056,421

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
INTEREST INCOME:
Interest and fees on loans	$38,430	$36,418	$110,025	$107,201
Interest-bearing deposits with banks	88	119	280	394
Investment securities:
Taxable	3,298	2,595	8,632	7,331
Nontaxable	1,022	684	2,869	1,815
Dividends	576	438	1,390	1,276
TOTAL INTEREST INCOME	43,414	40,254	123,196	118,017
INTEREST EXPENSE:
Deposits	11,774	11,501	34,239	35,244
Borrowed funds	4,383	3,613	9,893	10,983
TOTAL INTEREST EXPENSE	16,157	15,114	44,132	46,227
NET INTEREST INCOME	27,257	25,140	79,064	71,790
Provision for credit losses	-	500	1,000	1,875
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	27,257	24,640	78,064	69,915
NON-INTEREST INCOME:
Service charges	1,677	1,598	4,389	4,192
Trust	191	186	626	593
Brokerage and insurance	623	761	1,832	2,071
Gains on loans sold	659	709	1,545	1,720
Equity security gains, net	258	34	373	56
Earnings on bank owned life insurance	665	363	2,022	1,064
Other	235	203	1,225	1,250
TOTAL NON-INTEREST INCOME	4,308	3,854	12,012	10,946
NON-INTEREST EXPENSES:
Salaries and employee benefits	10,633	9,924	31,181	30,189
Occupancy	1,241	1,320	3,942	3,858
Furniture and equipment	288	273	911	856
Professional fees	531	493	1,599	1,535
FDIC insurance expense	420	395	1,185	1,340
Pennsylvania shares tax	430	430	1,147	1,054
Amortization of intangibles	92	113	303	367
Software expenses	536	457	1,420	1,342
Other real estate owned expenses	422	6	812	198
Other	2,431	2,673	7,992	7,820
TOTAL NON-INTEREST EXPENSES	17,024	16,084	50,492	48,559
Income before provision for income taxes	14,541	12,410	39,584	32,302
Provision for income tax expense	2,620	2,405	7,100	6,213
NET INCOME	$11,921	$10,005	$32,484	$26,089

PER COMMON SHARE DATA:
Net Income - Basic	$2.48	$2.09	$6.77	$5.44
Net Income - Diluted	$2.48	$2.09	$6.77	$5.44

Number of shares used in computation - basic	4,800,757	4,796,946	4,798,879	4,797,335
Number of shares used in computation - diluted	4,802,407	4,798,051	4,801,314	4,799,466

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2026	2026	2026	2025	2025
Interest income	$43,414	$39,505	$40,277	$41,151	$40,254
Interest expense	16,157	13,811	14,164	14,940	15,114
Net interest income	27,257	25,694	26,113	26,211	25,140
Provision for credit losses	-	500	500	500	500
Net interest income after provision for credit losses	27,257	25,194	25,613	25,711	24,640
Non-interest income	4,050	3,918	3,671	3,387	3,820
Equity securities gains, net	258	96	19	11	34
Non-interest expenses	17,024	16,867	16,601	16,173	16,084
Income before provision for income taxes	14,541	12,341	12,702	12,936	12,410
Provision for income tax expense	2,620	2,154	2,326	2,453	2,405
Net income	$11,921	$10,187	$10,376	$10,483	$10,005
Earnings Per Share - Basic	$2.48	$2.12	$2.16	$2.19	$2.09
Earnings Per Share - Diluted	$2.48	$2.12	$2.16	$2.18	$2.09

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended September 30,
	2026			2025
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Short-term investments:
Interest-bearing deposits at banks	18,504	65	1.37	19,597	90	1.82
Total short-term investments	18,504	65	1.37	19,597	90	1.82
Interest bearing time deposits at banks	3,189	23	2.86	3,820	29	3.01
Investment securities:
Taxable	406,924	3,874	3.81	381,036	3,033	3.18
Tax-exempt (3)	137,258	1,294	3.77	110,638	865	3.13
Investment securities	544,182	5,168	3.80	491,674	3,898	3.17
Loans: (2)(3)(4)
Residential mortgage loans	337,890	5,266	6.18	343,920	5,227	6.03
Construction loans	98,355	1,717	6.93	120,492	2,122	6.99
Commercial Loans	1,459,127	22,409	6.09	1,339,367	22,204	6.58
Agricultural Loans	394,077	6,185	6.23	362,260	5,252	5.75
Loans to state & political subdivisions	83,424	1,063	5.06	52,248	514	3.90
Other loans	122,955	2,007	6.48	66,908	1,203	7.13
Loans, net of discount (2)(3)(4)	2,495,828	38,647	6.14	2,285,195	36,522	6.34
Total interest-earning assets	3,061,703	43,903	5.69	2,800,286	40,539	5.74
Cash and due from banks	9,713			9,912
Bank premises and equipment	20,647			21,718
Other assets	207,077			187,100
Total non-interest earning assets	237,437			218,730
Total assets	3,299,140			3,019,016
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Business Interest Checking	30,338	69	0.90	20,624	46	0.88
NOW accounts	715,981	3,373	1.87	701,732	3,702	2.09
Savings accounts	291,589	352	0.48	284,316	327	0.46
Money market accounts	468,532	3,229	2.73	459,993	3,257	2.81
Certificates of deposit	541,443	4,751	3.48	458,402	4,169	3.61
Total interest-bearing deposits	2,047,883	11,774	2.28	1,925,067	11,501	2.37
Other borrowed funds	447,373	4,383	3.89	321,632	3,613	4.46
Total interest-bearing liabilities	2,495,256	16,157	2.57	2,246,699	15,114	2.67
Demand deposits	392,998			394,863
Other liabilities	38,939			37,587
Total non-interest-bearing liabilities	431,937			432,450
Stockholders' equity	371,947			339,867
Total liabilities & stockholders' equity	3,299,140			3,019,016
Net interest income		27,746			25,425
Net interest spread (5)			3.12%			3.07%
Net interest income as a percentage
of average interest-earning assets			3.60%			3.60%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			125%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2026 and 2025. See reconciliation of GAAP and non-GAAP measures at the end of the press release.
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Nine Months Ended September 30,
	2026			2025
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Short-term investments:
Interest-bearing deposits at banks	22,323	200	1.19	24,479	306	1.67
Total short-term investments	22,323	200	1.19	24,479	306	1.67
Interest bearing time deposits at banks	3,542	80	3.02	3,820	88	3.08
Investment securities:
Taxable	375,226	10,022	3.56	381,600	8,607	3.01
Tax-exempt (3)	131,820	3,632	3.67	105,477	2,297	2.90
Investment securities	507,046	13,654	3.59	487,077	10,904	2.98
Loans: (2)(3)(4)
Residential mortgage loans	337,564	15,211	6.02	347,071	15,539	5.99
Construction loans	93,068	4,862	6.98	149,505	8,010	7.16
Commercial Loans	1,437,933	65,682	6.11	1,301,875	62,345	6.40
Agricultural Loans	381,217	18,124	6.36	359,144	14,948	5.56
Loans to state & political subdivisions	72,349	2,622	4.85	53,004	1,549	3.91
Other loans	83,061	4,063	6.54	94,947	5,118	7.21
Loans, net of discount (2)(3)(4)	2,405,192	110,564	6.15	2,305,546	107,509	6.23
Total interest-earning assets	2,938,103	124,498	5.67	2,820,922	118,807	5.63
Cash and due from banks	9,492			9,734
Bank premises and equipment	20,754			21,700
Other assets	199,381			179,430
Total non-interest earning assets	229,627			210,864
Total assets	3,167,730			3,031,786
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Business Interest Checking	28,197	192	0.91	18,881	132	0.93
NOW accounts	713,358	9,959	1.87	716,279	11,498	2.15
Savings accounts	290,468	1,027	0.47	288,467	1,003	0.46
Money market accounts	458,465	8,965	2.61	442,024	9,463	2.86
Certificates of deposit	540,350	14,096	3.49	473,565	13,148	3.71
Total interest-bearing deposits	2,030,838	34,239	2.25	1,939,216	35,244	2.43
Other borrowed funds	344,060	9,893	3.85	332,310	10,983	4.42
Total interest-bearing liabilities	2,374,898	44,132	2.48	2,271,526	46,227	2.72
Demand deposits	387,663			385,704
Other liabilities	41,080			40,794
Total non-interest-bearing liabilities	428,743			426,498
Stockholders' equity	364,089			333,762
Total liabilities & stockholders' equity	3,167,730			3,031,786
Net interest income		80,366			72,580
Net interest spread (5)			3.19%			2.91%
Net interest income as a percentage
of average interest-earning assets			3.66%			3.44%
Ratio of interest-earning assets
to interest-bearing liabilities			124%			124%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2025 and 2024. See reconciliation of GAAP and non-GAAP measures at the end of the press release.
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Real estate:
Residential	$336,190	$337,628	$336,066	$340,972	$344,790
Commercial	1,276,050	1,267,682	1,249,900	1,218,514	1,180,655
Agricultural	370,505	357,643	344,938	347,448	342,487
Construction	103,498	93,241	83,217	93,965	107,867
Consumer	8,597	8,692	8,704	8,859	9,581
Other commercial loans	178,977	180,997	170,628	179,166	171,345
Other agricultural loans	31,323	29,746	30,004	30,247	27,142
State & political subdivision loans	82,556	88,468	63,877	52,100	51,644
Total loans	2,387,696	2,364,097	2,287,334	2,271,271	2,235,511
Less: allowance for credit losses - loans	23,786	23,559	22,894	22,806	22,454
Net loans	$2,363,910	$2,340,538	$2,264,440	$2,248,465	$2,213,057

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$4,696	$8,695	$7,056	$9,269	$13,228

Non-accrual loans	$47,072	$40,350	$37,670	$26,602	$20,523
Loans past due 90 days or more and accruing	11	657	75	229	37
Non-performing loans	$47,083	$41,007	$37,745	$26,831	$20,560
Other real estate owned	4,461	2,358	2,358	2,358	2,434
Total Non-performing assets	$51,544	$43,365	$40,103	$29,189	$22,994

	Three Months Ended
Analysis of the Allowance for Credit Losses - Loans	September 30,	June 30,	March 31,	December 31,	September 30,
(In Thousands)	2026	2026	2026	2025	2025
Balance, beginning of period	$23,559	$22,894	$22,806	$22,454	$22,109
Charge-offs	(148)	(74)	(78)	(57)	(20)
Recoveries	9	161	22	6	17
Net charge-offs	(139)	87	(56)	(51)	(3)
Provision for credit losses - loans	366	578	144	403	348
Balance, end of period	$23,786	$23,559	$22,894	$22,806	$22,454

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	September 30,
	2026	2025
Tangible Equity
Stockholders' Equity - GAAP	$351,287	$327,682
Intangible Assets	(87,570)	(88,132)
Tangible Equity - Non-GAAP	263,717	239,550
Shares outstanding	4,810,685	4,807,314
Tangible Book value per share - Non-GAAP	$54.82	$49.83

	As of
	September 30,
	2026	2025
Tangible Equity per share
Stockholders' Equity per share - GAAP	$73.02	$68.16
Adjustment for intangible assets	(18.20)	(18.33)
Tangible Book value per share - Non-GAAP	$54.82	$49.83

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Return on Average Assets Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Assets - GAAP	$3,283,235	$2,998,788	$3,153,980	$3,009,997
Average AOCL	(15,905)	(20,228)	(13,750)	(21,789)
Average Assets, Excluding AOCL - Non-GAAP	3,299,140	3,019,016	3,167,730	3,031,786
Net Income - GAAP	$11,921	$10,005	$32,484	$26,089
Annualized Return on Average Assets-GAAP	1.45%	1.33%	1.37%	1.16%
Annualized Return on Average Assets, Excluding AOCL - Non-GAAP	1.45%	1.33%	1.37%	1.15%

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Return on Average Equity Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Stockholders' Equity - GAAP	$356,042	$319,639	$350,339	$311,973
Average AOCL	(15,905)	(20,228)	(13,750)	(21,789)
Average Stockholders' Equity, Excluding AOCL - Non-GAAP	371,947	339,867	364,089	333,762
Net Income - GAAP	$11,921	$10,005	$32,484	$26,089
Annualized Return on Average Stockholders' Equity-GAAP	13.39%	12.52%	12.36%	11.15%
Annualized Return on Average Stockholders' Equity, Excluding AOCL - Non-GAAP	12.82%	11.78%	11.90%	10.42%

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Return on Average Tangible Equity
Average Stockholders' Equity - GAAP	$356,042	$319,639	$350,339	$311,973
Average Intangible Assets	(87,636)	(88,217)	(87,772)	(88,390)
Average Tangible Equity - Non-GAAP	268,406	231,422	262,567	223,583
Net Income - GAAP	$11,921	$10,005	$32,484	$26,089
Annualized Return on Average Tangible Equity Non-GAAP	17.77%	17.29%	16.50%	15.56%

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Reconciliation of net interest income on fully taxable equivalent basis	2026	2025	2026	2025
Total interest income	$43,414	$40,254	$123,196	$118,017
Total interest expense	16,157	15,114	44,132	46,227
Net interest income	27,257	25,140	79,064	71,790
Tax equivalent adjustment	489	285	1,302	790
Net interest income (fully taxable equivalent) - Non-GAAP	$27,746	$25,425	$80,366	$72,580